UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 3, 2007

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14330	57-1003983
(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.                                        Costs Associated with Exit or Disposal Activities.

On January 3, 2007, the Board of Directors of Polymer Group, Inc. (the “Company”) approved a plant consolidation plan to consolidate manufacturing in the U.S.  The plan calls for the closure of the Company’s Rogers, Arkansas and Gainesville, Georgia plants, and the subsequent transfer of portions of the business to other locations in North America and Asia.  This restructuring reflects the Company’s commitment to reducing its operating costs, enhancing the Company’s competitive position and improving its overall performance.

The Company anticipates that these actions, when fully implemented, will result in improved profitability and a more efficient manufacturing cost structure, with cash fixed costs expected to be reduced by approximately $4.0 million to $6.0 million on an annualized basis.  These cost reductions include a workforce reduction of approximately 170 employees primarily in manufacturing and production and certain salaried positions at the exited locations.  Additionally, the Company anticipates proceeds of approximately $4.5 million to $6.0 million from the sale of idled facilities and equipment.  The Company expects operations at both the Arkansas and Georgia plants to be phased out by mid-2007 and the substantial majority of the restructuring activities to be completed by the end of the third quarter of 2007.

The restructuring activities constitute an exit or disposal plan activity under FASB Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which will result in material charges under accounting principles generally accepted in the U.S.  Total restructuring costs are expected to be within a range of $6.9 million to $7.4 million.  The portion of the estimated restructuring charges related to employee termination expenses is approximately $2.7 million to $2.9 million.  The facilities and relocation-related portion is approximately $2.8 million to $3.1 million.  Substantially all of these restructuring charges are expected to be cash expenditures.  Additionally, the Company expects to recognize the non-cash write-off of certain assets of approximately $1.4 million.  The above estimates are subject to a number of assumptions (including assumptions regarding the number of employees accepting severance packages and specific timing of the ultimate closure of the plants) and actual results may differ.

A copy of the Company’s press release, dated January 4, 2007, announcing the plant consolidation plan is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

99.1                         Press Release of Polymer Group, Inc. dated January 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.
(Registrant)

Date: January 8, 2007	By:	/s/ Willis C. Moore, III
Willis C. Moore, III
Chief Financial Officer

Exhibit Index

Exhibit	Exhibit No.

Press Release issued January 4, 2007	99.1